Exhibit 99.1

CONMED HEALTHCARE MANAGEMENT, INC.
TO BE ACQUIRED AT $3.85 PER SHARE IN CASH

Hanover, Maryland, July 12, 2011 – Conmed Healthcare Management, Inc. (NYSE Amex: CONM), a leading full service provider of correctional facility healthcare services to county and municipal detention centers, today announced that that it has entered into a definitive merger agreement to be acquired by Ayelet Investments LLC, an affiliate of James H. Desnick, M.D., for $3.85 per share in cash, or an aggregate purchase price of approximately $57.2 million. The board of directors of Conmed has unanimously approved the transaction.

Richard W. Turner, Ph.D, Chief Executive Officer of Conmed, said, “The Company is well positioned for this next phase of development.”

The transaction has fully committed financing to be provided by Levine Leichtman Capital Partners, a Los Angeles, California based private equity firm with approximately $5.0 billion of assets under management, and Ayelet Investments and its affiliates.  The transaction is expected to close in the third quarter of 2011, subject to the satisfaction of a number of closing conditions, including the approval of Conmed’s stockholders and other customary closing conditions.

Gleacher & Company Securities, Inc. is acting as the financial advisor and Kramer Levin Naftalis & Frankel LLP as the legal advisor to Conmed. Winston & Strawn LLP is acting as the legal advisor to Dr. Desnick, Ayelet and their affiliates.  Honigman Miller Schwartz and Cohn LLP is acting as the legal advisor to Levine Leichtman Capital Partners.

About Conmed

Conmed has provided correctional healthcare services since 1984, beginning in the State of Maryland, and currently serves county and municipal adult and juvenile correctional facilities in nine states, including Arizona, Kansas, Maryland, New Jersey, Oklahoma, Oregon, Tennessee, Virginia and Washington. For more information, visit us at www.conmedinc.com.

Additional Information About This Transaction

Conmed intends to file a proxy statement in connection with the stockholder meeting to be called to vote on approval of the proposed merger. The proxy statement will be mailed to Conmed’s stockholders.  Conmed’s stockholders are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about the merger. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the Securities and Exchange Commission at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Conmed on its corporate website at www.conmedinc.com.

Conmed’s officers and directors may be deemed to be participants in the solicitation of proxies from Conmed’s stockholders with respect to the merger. Information about Conmed’s executive officers and directors, and their ownership of Conmed common stock, is set forth in the proxy statement for Conmed’s 2011 Annual Meeting of Stockholders, which was filed with the SEC on April 22, 2011. Additional information regarding the direct and indirect interests of Conmed’s executive officers and directors in the merger will be set forth in the proxy statement regarding the proposed merger, which will be filed by Conmed with the SEC.  Copies of these documents may be obtained, free of charge, as described above.

Forward Looking Statements

This press release may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to Conmed's plans, objectives, expectations and intentions; and (ii) other statements that are not historical facts including statements which may be identified by words such as “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “projects,” “potentially,” or similar expressions. These statements are based upon the current beliefs and expectations of Conmed's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond Conmed’s control). These factors include, but are not limited to: potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; unexpected costs or expenses resulting from the proposed transaction; litigation or adverse judgments relating to the proposed transaction; risks relating to the consummation of the contemplated transaction, including the risk that the required stockholder approval might not be obtained in a timely manner or at all or that other closing conditions will not be satisfied; any changes in general economic and/or industry-specific conditions; and other factors described in Conmed’s filings with the SEC, including its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Other factors not currently anticipated by management may also materially and adversely affect the closing of the merger transaction. Conmed undertakes no obligation to update publicly or revise any forward-looking statements made, whether as a result of new information, future results or otherwise.

Contact

Conmed Healthcare Management, Inc.
Thomas W. Fry, 410-567-5529
Chief Financial Officer
tfry@conmed-inc.com

or

In-Site Communications, Inc.
Lisa Wilson, 212-452-2793
lwilson@insitecony.com